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                                                                    Exhibit 99.2

     DIGITAL VIDEO SYSTEMS, INC. REGISTRATION STATEMENT DECLARED EFFECTIVE


     SANTA CLARA, CALIF. -- NOVEMBER 25, 1996 -- DIGITAL VIDEO SYSTEMS, INC. (NASDAQ: DVID) today announced that its registration statement for a secondary public offering of $26,450,000 (which includes an over-allotment option) of its securities consisting of units ("Units") of common stock and warrants was declared effective on November 21, 1996 by the Securities and Exchange Commission. The units are being offered at an initial price to the public of $1,000 per Unit. D.H. Blair Investment Banking Corp. is the underwriter of the offering.

     A written prospectus relating to the offer or sale of the Units may be obtained from D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York.

     Digital Video Systems develops, manufactures and markets digital video compression and decompression hardware and software for entertainment, business and educational uses.

                                      6.